# Delaware

*The First State*

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "BELL BIO-ENERGY INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY-NINTH DAY OF JULY, A.D. 2009.

Jeffrey W. Bullock, Secretary of State

4432275 8300

090736354

AUTHENTICATION: 7446747

DATE: 07-29-09

**CERTIFICATE OF INCORPORATION**
**OF**
**BELL BIO-ENERGY, INC.**

ARTICLE I

The name of the corporation is "BELL BIO-ENERGY, INC." (the "Corporation").

ARTICLE II

The registered office of the Corporation in Delaware will be located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, and the name of the registered agent will be "The Corporation Trust Company."

ARTICLE III

The Corporation shall be permitted to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware ("DGCL").

ARTICLE IV

Common Stock. The Corporation shall have authority to issue not more than ten million (10,000,000) shares of common stock of $.01 par value per share. The Board of Directors may from time to time distribute to shareholders its assets, in cash or in property, as permitted by applicable law.

Preferred Stock. The aggregate number of preferred shares ("Preferred Stock") which the Corporation shall have authority to issue is one million (1,000,000), with a par value of $.01 per share. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors, and a Certificate of Designation shall be filed with the Secretary of State of Delaware as required by law to be filed with respect to issuance of such Preferred Stock, prior to the issuance of any shares of such series .

The Board of Directors is expressly authorized, at any time, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing Certificates of Designation which are effective without shareholder action, to increase or decrease the number of shares included in each series of Preferred Stock, but not below the number of shares then issued, and to set in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

(i) the dividend rate, if any, on shares of such series, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative;

(ii) whether the shares of such series shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

(iii) the obligation, if any, of the Corporation to redeem shares of such series pursuant to a sinking fund;

(iv) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(v) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;

(vi) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

(vii) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

## ARTICLE V

The name and address of the sole incorporator is: James D. Comerford, Esq., Hunton & Williams LLP., 600 Peachtree St., Suite 4100, Atlanta, Georgia 30308.

## ARTICLE VI

In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

## ARTICLE VII

The directors of the Corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the General Corporation Law of Delaware as from time to time in effect. A director of the Corporation shall under no circumstances have any personal liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for those specific breaches and acts or omissions with respect to which the DGCL expressly provides that this provision shall not eliminate or limit such personal liability of directors. The modification or repeal of this paragraph of ARTICLE VII shall not adversely affect the restriction hereunder of a director's

personal liability for any act or omission occurring prior to such modification or repeal. The Corporation shall indemnify each director and officer of the Corporation to the fullest extent permitted by applicable law, except as may be otherwise provided in the Corporation's bylaws. The modification or repeal of this paragraph of ARTICLE VII shall not adversely affect the right of indemnification of any director or officer hereunder with respect to any act or omission occurring prior to such modification or repeal.

ARTICLE VIII

The Corporation reserves the right to alter, amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to the foregoing reservation.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make, file and record this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 24th day of October, 2007.

James D. Comerford, Esq., Incorporator

**STATEMENT OF INCORPORATOR**
**OF**
**BELL BIO-ENERGY, INC.**

The undersigned, being the sole Incorporator of BELL BIO-ENERGY, INC., a Delaware corporation (the "Corporation"), does hereby consent to and adopt the following resolutions, pursuant to Section 108(c) of the General Corporation Law of Delaware, and directs that this written consent to such actions be filed with the minutes of the proceedings of the Board of Directors of the Corporation:

> **RESOLVED**, that the Corporation's Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on October, 24, 2007, is hereby ratified and ordered to be filed in the minute book of the Corporation; and
>
> **FURTHER RESOLVED**, that, until modified in accordance with applicable law and the Corporation's Bylaws, the minimum number of directors shall be five (5) and the maximum number of directors shall be nine (9); and
>
> **FURTHER RESOLVED**, that the following persons are elected as the directors of the Corporation, to complete the organization of the Corporation and to hold office until the first annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation, replacement or removal:
>
> J.C.Bell
> Deborah Layfield
> James Jefferson Lever, IV
> Al VanLengen
> Cleo H. Koehler

IN WITNESS WHEREOF, I have hereunto set my name this 24th day of October, 2007.

James D. Comerford, Esq., Incorporator